Auriga Laboratories Continues Sale Force Expansion to Position for 2008

Los Angeles, California— October 22, 2007 — Auriga Laboratories, Inc. (OTCBB: ARGA), a specialty pharmaceutical company with products for the treatment of acute respiratory diseases, dermatological conditions, and Xerostomia, reported today its sales force has exceeded 325 sales associates nationwide across its recently restructured sales teams. This number comprises both the Company’s Territory Managers and the Trainees enrolled in the initial 90-day enhanced training program. The Company previously reported 228 sales associates as of June 30, 2007.

"The launch of our online training program on September 1, 2007 has allowed us to significantly reduce our per-person training costs while increasing the performance requirements to become a territory manager," said Philip S. Pesin, Auriga’s CEO. “We have gained a significant amount of knowledge over the last year and believe our recent modifications to our sales promotional structure and training program will position the Company for a strong 2008. Furthermore, by successfully implementing the realignment of our sales force in advance of the cough and cold season, we believe we will be positioned to maximize prescriptions for our Zinx™, Levall®, and Extrendryl® product lines.”

During this quarter, Auriga plans to launch two new prescription only brands, Coraz™ and Zytopic™, utilizing its Advanced Topical Solutions (“ATS”) sales team.

Company Update

Auriga believes it is the first specialty pharmaceutical company to build a nationwide commission-only sales model. To date, Auriga has focused on growing top-line sales revenue while building its commission-only sales model. Going forward, Auriga will focus on growing the number of filled prescriptions of its promoted brands and improving its operating margins.

Restructuring of Sales Force

Auriga launched a diversified group of products during 2007 in order to provide its sales force with a sufficient product portfolio. Until the Summer of 2007, Auriga believed that utilizing a “one-team” approach with a maximum of 500 Territory Managers would optimize prescription growth while minimizing turnover of newly hired sales associates. Under the “one-team” approach, Territory Managers had the ability to sell all of our marketed products at their discretion. Many Territory Managers had difficulty prioritizing and effectively selling under the “one-team” “all-products” approach. During the Summer of 2007, Auriga recognized an opportunity to restructure its sales force in order to allow focused selling by multiple sales teams with each team selling a unique and ultimately less confusing group of products. Additionally, we believe the multiple team approach will create a long-term opportunity to significantly grow prescriptions while opening up the ability to better integrate new product opportunities and sales teams. Under the multiple team approach, Auriga can ultimately grow its sales team to approximately 2000 full-time equivalent territory managers with our current product portfolio while permitting the introduction of part-time territory managers. Auriga believes that by allowing part-time territory managers, we will be able to capitalize on a large pool of qualified candidates seeking part-time commission-only sales opportunities.

During the 3rd Quarter of 2007, Auriga began the implementation of the sales force restructuring and finalized all territory alignments in September 2007. The Company strengthened its recruiting and training department with the launch of “Auriga Base,” a proprietary recruiting and tracking database, and “Auriga University,” our proprietary online training program on September 1, 2007. Auriga also began the development of a proprietary commercialization platform to automate commission payouts to our Territory Managers with an anticipated completion during the 4th Quarter of 2007.

In addition to the change to a multiple team approach and new territory alignments, significant changes were made to improve the quality of our Territory Managers and the retention of our top performers.

Some of the highlights of the changes include the following:

1.	Six teams were created in order to maximize our current product portfolio and allow for the introduction of additional product and promotional opportunities;

2.	Existing Territory Managers under the “one team” approach were permitted to migrate to any one of the six teams under the new structure;

3.	Sales Associates are now grouped into 3 categories: 1. Trainees; 2. Territory Managers with less than 6 months of tenure; and 3. Territory Managers with 6 months or more of tenure;

4.
The initial training program now consists of a 90-day probation period whereby “Trainees” do not progress the status of “Territory Manager” unless certain performance milestones (designed to approximate 50 filled prescriptions on a monthly basis) are achieved;

5.	The online training module allows the Company to commence training immediately upon a candidate accepting a written offer;

6.	Based on the new performance milestones during the first 90 days, Auriga anticipates turnover of the Trainees to approximate 50%;

7.	Territory Managers must meet and maintain 200 filled prescriptions on a monthly basis by their sixth month in their assigned territory to remain in good standing;

8.
Trainees and Territory Managers no longer receive an initial grant of 25,000 stock options vesting over a period of 4 years. Effective September 1, 2007, the majority of Trainees and Territory Managers only receive stock options upon achieving certain milestones that are mostly tied to generating filled prescriptions in their territories. These new option grants are immediately vested upon achieving pre-determined milestones, but the size of the grants are significantly reduced; and

9.	Territory Managers are ranked monthly utilizing a tier system based on filled prescriptions.

Below is a summary of our Sales Associates According to the Newly Established Criteria as of October 12, 2007:

Full-Time Equivalents
Trainees	246

Territory Managers with less than 6 months tenure	45

Territory Managers with 6 months or more tenure	36

Total	327

About Auriga Laboratories™

Auriga Laboratories is a specialty pharmaceutical company building an industry changing commission-based sales model. The Company's high-growth business model combines driving revenues through a variable cost commission-based sales structure, acquisition of proven brand names, introduction of new brands, and a strategic development pipeline, all of which is designed to enhance its growing direct relationships with physicians nationwide. Auriga's exclusive prescription and over-the-counter product portfolio includes Aquoral(TM) for the treatment of Xerostomia, Akurza(TM) and Xyralid(TM) dermatology products, and the Zinx(TM), Extendryl®, and Levall® families of products for relief of symptoms associated with a range of acute respiratory diseases. For more information, visit: www.aurigalabs.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the Company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding the Company's ability to increase its sales force and the success of such sales force in selling its products in light of competitive and other factors, the regulatory status and/or regulatory compliance of its products, the estimated market for hair products, the development of additional products, its ability to sustain market acceptance for its products, its dependence on collaborators, the Company's exposure to product liability claims, and the Company's prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

Contact:
Auriga Laboratories, Inc.
Jae Yu, 310-461-3612
jyu@aurigalabs.com